EXHIBIT (m)(6)(b)

SCHEDULE A EATON VANCE MUTUAL FUNDS TRUST CLASS C DISTRIBUTION PLAN

Date of Original Plans
Name of Fund Adopting this Plan	(Inception Date)	Adoption Date

Eaton Vance Government Obligations Fund	October 28, 1993/January 27, 1995	June 23, 1997
(January 30, 1995)
Eaton Vance High Income Opportunities Fund*	May 31, 1994/January 27, 1995	June 23, 1997
(January 30, 1995)/June 19, 1995
(August 1, 1995)
Eaton Vance Strategic Income Fund**	March 1, 1994/January 27, 1995	June 23, 1997
(January 30, 1995)/June 19, 1995
(November 1, 1995)
Eaton Vance Tax-Managed Growth Fund 1.1	June 24, 1996	June 23, 1997
Eaton Vance Municipal Bond Fund	N/A	October 17, 1997
Eaton Vance Tax-Managed International Equity Fund	N/A	March 2, 1998
Eaton Vance Tax-Managed Value Fund	N/A	August 16, 1999
Eaton Vance Floating-Rate & High Income Fund	N/A	June 19, 2000
Eaton Vance Tax-Managed Multi-Cap Opportunity Fund	N/A	June 19, 2000
Eaton Vance Floating-Rate Fund	N/A	August 14, 2000
Eaton Vance Tax-Managed Growth Fund 1.2	N/A	March 1, 2001
Eaton Vance Tax-Managed Small Cap Growth Fund 1.1	N/A	August 11, 1997
Eaton Vance Tax-Managed Small Cap Growth Fund 1.2	N/A	March 1, 2001
Eaton Vance Tax-Managed Equity Asset Allocation Fund	N/A	December 10, 2001
Eaton Vance Tax-Managed Mid-Cap Core Fund	N/A	December 10, 2001
Eaton Vance Tax-Managed Small Cap-Value Fund	N/A	December 10, 2001
Eaton Vance Tax-Managed Dividend Income Fund	N/A	February 10, 2003
Eaton Vance Diversified Income Fund	N/A	November 15, 2004
Eaton Vance Equity Research Fund	N/A	June 13, 2005
Eaton Vance Dividend Income Fund	N/A	August 8, 2005
Eaton Vance Municipal Bond Fund	N/A	November 14, 2005
Eaton Vance International Equity Fund	N/A	February 13, 2006
Eaton Vance Structured Emerging Markets Fund	N/A	March 27, 2006
Eaton Vance Global Macro Absolute Return Fund	N/A	August 10, 2009
Eaton Vance Large-Cap Core Research Fund	N/A	August 10, 2009
Eaton Vance Build America Bond Fund	N/A	October 19, 2009
Eaton Vance Cash Management Fund	N/A	October 19, 2009

*	This fund is a successor in operations to a fund which was reorganized, effective August 1, 1995 and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.
**	This fund is a successor in operations to a fund which was reorganized, effective November 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

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